Sprott Funds Trust 485BPOS

Exhibit 99.(j)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment No. 25 to the Registration Statement on Form N-1A of Sprott Funds Trust with respect to the filing of the Prospectus and Statement of Additional Information for Sprott Nickel Miners ETF, a series of the Sprott Funds Trust.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

March 20, 2023